Exhibit 3.1
                                INDEX OF BY-LAWS

                                       of

                                 CNB CORPORATION

                            AS AMENDED JUNE 14, 2005


                                    ARTICLE I

OFFICES

          Section 1.    Principal Office
          Section 2.    Registered Office
          Section 3.    Other Offices

                                   ARTICLE II

MEETINGS OF SHAREHOLDERS

          Section 1.    Annual Meeting
          Section 2.    Substitute Annual Meeting
          Section 3.    Special Meetings
          Section 4.    Place of Meeting
          Section 5.    Notice of Meeting
          Section 6.    Closing of Transfer Books or Fixing of Record Date
          Section 7.    Voting  Lists
          Section 8.    Quorum
          Section 9.    Proxies
          Section 10.   Voting of Shares
          Section 11.   Votes  Required
          Section 12.   Informal Action by Shareholders

                                   ARTICLE III

BOARD OF DIRECTORS

          Section 1.    General Powers
          Section 2.    Number, Tenure and Qualifications
          Section 3.    Nominations
          Section 4.    Newly Created Directorships and Vacancies
          Section 5.    Removal
          Section 6.    Chairman of Board
          Section 7.    Compensation

                                   ARTICLE IV

MEETINGS OF DIRECTORS

          Section 1.    Regular Meetings
          Section 2.    Special Meetings
          Section 3.    Notice
          Section 4.    Waiver of Attendance
          Section 5.    Quorum
          Section 6.    Manner of Acting
          Section 7.    Presumption of Assent
          Section 8.    Informal Action by Directors

                                    ARTICLE V

EXECUTIVE COMMITTEE

          Section 1.    Creation
          Section 2.    Vacancy
          Section 3.    Removal
          Section 4.    Minutes
          Section 5.    Responsibility of Directors

                                   ARTICLE VI

OFFICERS

          Section 1.    Officers of the Corporation
          Section 2.    Election and Term
          Section 3.    Compensation of Officers
          Section 4.    Removal of Officers and Agents
          Section 5.    Bonds
          Section 6.    President
          Section 7.    Vice-Presidents
          Section 8.    Secretary
          Section 9.    Assistant Secretaries
          Section 10.   Treasurer
          Section 11.   Assistant Treasurers

                                   ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1.    Contracts
          Section 2.    Loans
          Section 3.    Checks and Drafts
          Section 4.    Deposits

                                  ARTICLE VIII

CERTIFICATES FOR SHARES AND THEIR TRANSFERS

          Section 1.    Certificates for Shares
          Section 2.    Transfer of Shares
          Section 3.    Lost Certificate
          Section 4.    Holder of Record
          Section 5.    Treasury Shares

                                   ARTICLE IX

GENERAL PROVISIONS

          Section 1.    Dividends
          Section 2.    Seal
          Section 3.    Waiver of Notice
          Section 4.    Fiscal Year
          Section 5.    Amendments

                                    ARTICLE X

INDEMNIFICATION

          Section 1.    Coverage
          Section 2.    Payment
          Section 3.    Evaluation
          Section 4.    Consideration

                                     BY-LAWS

                                       OF

                                 CNB CORPORATION

                            AS AMENDED JUNE 14, 2005

                                   ARTICLE I.

                                     OFFICES

Section 1. Principal Office. The principal office of the corporation shall be located in Conway, South Carolina.

Section 2. Registered Office. The registered office of the corporation required by law to be maintained in the State of South Carolina may be, but need not be, identical with the principal office in the State of South Carolina. The address of the registered office may be changed from time to time by the Board of Directors.

Section 3. Other Offices. The corporation may have offices at such places, either within or without the State of South Carolina, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date as set by the Board of Directors, at such time as the Board of Directors shall fix each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of South Carolina, such meeting shall be held on the next succeeding business day.

Section 2. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these By-Laws for the annual meeting of shareholders, or at any adjournment thereof, then a substitute annual meeting may be called in accordance with Section 3 of this Article and the meeting so called may be designated as the annual meeting.

Section 3. Special Meetings. Except as otherwise required by law, special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or, at the written request of the holders of not less than 50% of all shares entitled to vote at the meeting.

Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without the State of South Carolina, as the place of meeting for any annual meeting or for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of South Carolina as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of South Carolina.

Section 5. Notice of Meeting. Written or printed notice stating the day, time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the meeting, either personally or by mail, by or at the direction of Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid. In addition to the foregoing, notice of a substitute annual meeting shall state that the annual meeting was not held on the day designated by these By-Laws and that such substitute annual meeting is being held in lieu of and is designated as such annual meeting.

              When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, no notice need be given of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

              In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in the case of a meeting of shareholders, not less than ten full days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

              If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

              When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 7. Voting Lists. The Secretary shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 8. Quorum. Except as otherwise required by law, the Articles of Incorporation or these By-Laws, the holders of not less than one-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders and the act of the majority of such quorum shall be deemed the act of the shareholders; provided, however, that at any substitute annual meeting of the shareholders called in accordance with Article II, Sections 2 and 3 hereof, the shares of the corporation entitled to vote there represented, in person or by proxy, shall constitute a quorum and all matters shall be determined by a majority of votes cast at such meeting.

              The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

              In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

Section 9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. Except as otherwise permitted by law, no proxy shall confer authority to vote at any meeting of the shareholders other than the next meeting, or any adjournment thereof, to be held after the date on which the proxy was first sent or given.

Section 10. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Shares of its own stock owned by the corporation, directly or indirectly, through a subsidiary corporation or otherwise, or held directly or indirectly in a fiduciary capacity by it or by a subsidiary corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares at a given time entitled to vote.

Section 11. Votes Required. The vote of a majority of the shares voted at a meeting of shareholders, duly held at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws. Any provision in these By-Laws prescribing the vote required for any purpose as permitted by law may not itself be amended by a vote less than the vote prescribed therein.

Section 12. Informal Action by Shareholders. Any action which may betaken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote upon such action at a meeting, or their attorneys-in-fact or a proxy holder thereof, and filed with the Secretary as part of the corporate records.


                                  ARTICLE III.

                               BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure, and Qualifications. The number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors but shall not be less than five. The directors shall be classified as provided in the Articles of Incorporation, with respect to the time for which they severally hold office. At each annual meeting of shareholders, the successors of the class of directors whose terms expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

              The directors shall be elected at the annual or adjourned annual meeting of the shareholders (except as herein otherwise provided for the filling of vacancies or the creation of directorships) and each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

              Except as otherwise required by law, Directors need not be residents of the State of South Carolina or shareholders of the corporation.

Section 3. Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

Section 3.
Continued     (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 4. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 5. Removal. Any director may be removed from office, without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section 6. Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at the annual meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 7. Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending meetings of the Board.


                                   ARTICLE IV.

                              MEETINGS OF DIRECTORS

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of South Carolina for the holding of additional regular meetings without other notice than such resolution.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Carolina, as the place for holding any special meeting of the Board of Directors called by them.

Section 3. Notice. Notice of special meetings of the Board of Directors shall be given to each director not less than three days before the date of the meeting by any usual means of communications. Except as otherwise required by law, neither the business transacted at, nor the purposes of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4. Waiver of Attendance. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Quorum. Except as otherwise provided by law or these By-Laws, the presence of one-third of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section6.    Manner of Acting.  Except as otherwise  provided in these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


Section 7. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8. Informal Action by Directors. Action taken by a majority of the Board of Directors, or of the members of the Executive Committee or other committees appointed pursuant to Article V hereof, then holding office without a meeting is nevertheless Board or Executive Committee action if written consent to the action in question is signed by all the directors or members of the Executive Committee or other committees, as the case may be, and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

              Any one or more directors may participate in a meeting of the Board or the Executive Committee or other committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

                                   ARTICLE V.

                               EXECUTIVE COMMITTEE

Section 1. Creation. The Board of Directors, by resolution adopted by a majority of the directors, may designate one or more directors to constitute an Executive Committee or members of other committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by applicable law.

Section 2. Vacancy. Any vacancy occurring in an Executive Committee or other committee shall be filled by a majority of the directors at a regular or special meeting of the Board of Directors.

Section 3. Removal. Any member of an Executive Committee or other committee may be removed at any time with or without cause by a majority of the directors.

Section 4. Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 5. Responsibility of Directors. The designation of an Executive Committee or other committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

              Any resolutions adopted or other action taken by such Executive Committee or other committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors.

              If action taken by an Executive Committee or other committee is not thereafter formally considered by the Board, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.


                                   ARTICLE VI.

                                    OFFICERS

Section 1. Officers of the Corporation. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person who may act in more than one capacity where action by two or more officers is required.

Section 2. Election and Term. The officers of the corporation shall be elected by the Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been elected and qualified.

Section 3. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors.

Section 4. Removal of Officers and Agents. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed.

Section 5. Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 6. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders.

              He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents who are also current members of the Board of Directors in the order of their length of uninterrupted service as members of the Board of Directors, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time be assigned to him by the President or Board of Directors.

Section 8. Secretary. The Secretary shall: (a) attend all meetings of the shareholders and of the Board of Directors, keep the minutes of such meetings in one or more books provided for that purpose and perform like duties for the standing committees when required; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation, and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Board of Directors or by the President, under whose supervision he shall be.

              The Secretary shall keep or cause to be kept in the State of South Carolina at the corporation's principal place of business a record of the corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

Section 9. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, any Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 9.
Continued     They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any
              Assistant  Secretary  may  sign,  with  the  President  or a  Vice
              President, certificates for shares of the corporation.

Section 10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Article VII
              Section 4 of these By-Laws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

              The Treasurer shall prepare, or cause to be prepared, a true statement of the corporation's assets and liabilities as of the close of each fiscal year, all in reasonable detail, which statement shall be made and filed at the corporation's registered office or principal place of business in the State of South Carolina within four months after the end of such fiscal year and thereat kept available for a period of at least ten years. Such statement shall include, when applicable, a statement of the then current conversion ratio of any outstanding securities and a statement of the number of shares covered by any outstanding options and the price at which the options are exercisable.

Section 11. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors.

                                  ARTICLE VII.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors may select.

                                  ARTICLE VIII.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. The corporation shall issue and deliver to each shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares.

Section 3. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.


Section 4. Holder of Record. The corporation may treat as an absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its records or upon the share certificate except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

Section 5. Treasury Shares. Treasury shares of the corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the corporation. Treasury shares shall not carry voting or dividend rights except any rights in share dividends paid on the treasury shares in accordance with applicable laws.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

Section 1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of its charter.

Section 2. Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

Section 3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director by law, by the Articles of
              Incorporation or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 5. Amendments. Subject to the provisions of the Articles of Incorporation, these By-Laws may be amended, altered or repealed at any regular meeting of the shareholders (or at any special meeting thereof called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of South Carolina, the Articles of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.


                                   ARTICLE X.

                                 INDEMNIFICATION

Section 1. Coverage. Any person who at any time serves or has served as a director, officer, employee or agent of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) expenses, including attorneys' fees, actually incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

Section 2. Payment. Expenses incurred by such person may be paid in advance of the final disposition of such investigation, action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation under the laws of the State of South Carolina.

Section 3. Evaluation. The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this
              Article X, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the corporation.

Section 4. Consideration. Any person who at any time after the adoption of this Article X serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this
              Article X.